UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 5, 2026

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TENABLE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38600	47-5580846
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6100 Merriweather Drive, Columbia, Maryland, 21044
(Address of principal executive offices, including zip code)

(410) 872-0555
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TENB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 5, 2026, upon the recommendation of its Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of Tenable Holdings, Inc. (the “Company”) approved an increase in the size of the Board from 10 to 11 directors, and appointed Charles Bell to serve as a director of the Company, effective October 5, 2026. Mr. Bell will serve as a Class III director whose term will expire at the 2027 Annual Meeting of Stockholders, and he has been appointed to serve as a member of the Cybersecurity Risk Management Committee of the Board (“Cybersecurity Committee”).
There is no arrangement or understanding between Mr. Bell and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. Bell and any of the Company’s other directors or executive officers. The Company is not aware of any transaction involving Mr. Bell requiring disclosure under Item 404(a) of Regulation S-K. Additional information about Mr. Bell is set forth below:
Charles Bell, age 68, currently serves as Executive Vice President, Engineer, at Microsoft Corporation (“Microsoft”), a position he has held since February 2026. He previously served as Executive Vice President, Security, Compliance, Identity, and Management at Microsoft from September 2021 to February 2026. Prior to joining Microsoft, Mr. Bell spent more than two decades at Amazon.com, Inc., where he served in several roles, including Senior Vice President of Amazon Web Services. Earlier in his career, Mr. Bell began as an engineer at The Boeing Company, working on the Space Shuttle program, before joining Oracle Corporation, where he became Director of Professional Services. Mr. Bell has served on the board of directors of Twilio Inc. since March 2023. He holds a Bachelor of Science in Business Administration and Computer Science from California State University, Fullerton. The Board believes Mr. Bell is qualified to serve as a director based on his deep technical expertise in enterprise software and security systems, his extensive leadership experience scaling large-scale cloud infrastructure and cybersecurity organizations, and his experience serving as a public company director.
Upon commencement of his service as a director on October 5, 2026, the Board granted Mr. Bell 10,386 restricted stock units ("RSUs"). The RSUs will vest in three equal annual installments on each anniversary of the grant date, subject to Mr. Bell’s continued service as a director through the applicable vesting dates and accelerated vesting in specified circumstances.
Additionally, the Board approved the following compensation for Mr. Bell for his service on the Board and the Cybersecurity Committee for the year ending December 31, 2026, which will be prorated for his 2026 service and subject to his continued service through the applicable payment dates:
•Board Service Retainer: $35,000
•Cybersecurity Committee Member Service Retainer: $5,000
Mr. Bell has also entered into the Company’s standard form of indemnification agreement.
Item 7.01    Regulation FD Disclosure.
On October 6, 2026, Tenable issued a press release relating to the appointment of Mr. Bell to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, whether made before or after today’s date, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific references in such filing.
Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits

Exhibit Number	Description
99.1	Press Release dated October 6, 2026
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	The cover page from Tenable's 8-K filed on October 6, 2026, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENABLE HOLDINGS, INC.

Date:	October 6, 2026	By:	/s/ Michelle VonderHaar
Michelle VonderHaar
Chief Legal Officer and Corporate Secretary